1
Precedent Transaction Valuation Summary
Sources: Factset, Capital IQ, SEC Filings, Company Press Releases, as of 5/9/08.
(1) Based on Management provided financials.
(2) Implied equity value per share based on 16.5 million total diluted shares.
Exhibit (c)(2)
($ in millions except per share data) Revenue EBITDA Revenue EBITDA
Precedent Transaction Stripped Mean Multiples 1.0x 11.5x 1.0x 11.5x
UNITY Financial Data
(1)
$424.0 $70.2 $441.8 $66.5
Implied Enterprise Values: $437.5 $810.6 $455.8 $767.5
Plus: Cash (3/31/08) $17.6
Less: Debt (3/31/08) $28.0
Implied Equity Values: $427.1 $800.1 $445.4 $757.1
Implied Equity Value Per Share
(2)
: $25.95 $48.61 $27.06 $46.00
2008E
Direct Seller & Supplement Precedent Acquisitions
LTM Ended 3/31/08

Precedent Transaction Analysis – Direct Seller & Supplement Group
Sources: Factset, Capital IQ, Merger Market, SEC Filings, Company Press Releases.
*Transaction value used in place of implied enterprise value.
Announcement Implied Enterprise Enterprise Value / LTM
Date Target Acquirer Value Revenue EBITDA
$M x x
12/28/2007 Natrol, Inc. Plethico Pharmaceuticals Limited $73.3 1.0x NMF
12/21/2007 Bodybuilding.com Liberty Media Interactive $139.9 1.6x NA
12/13/2007 Maximuscle Ltd. Darwin Private Equity LLP $153.1* NA NA
06/04/2007 Arkopharma SA Rombi Family $702.1 2.4x 22.1x
02/08/2007 GNC
Ares Asset Management, Teachers Private
Capital
$1650.2* 1.1x 12.9x
01/19/2007 AquaCap Pharmaceuticals Atrium Innovations $22.0* 1.5x 5.5x
12/22/2006 CPAC, Inc. Buckingham Capital Partners $53.7 0.5x 14.2x
11/08/2006 Neways, Inc. Golden Gate Capital NA 0.7x 4.4x
09/11/2006 Douglas Labs Atrium Innovations $4.0* 0.8x NA
07/19/2006 Excelligence Learning Corp. Thomas Cressey Bravo $124.0 0.9x 14.7x
05/04/2006 The Sportsman's Guide Redcats USA, Inc. $219.0 0.7x 11.1x
02/06/2006 VitaQuest Intl. Ck Life Sciences $166.0* 1.2x 5.4x
12/08/2005 Douglas Laboratories (HVL) Atrium Innovations $87.0* 1.3x 6.2x
11/28/2005 Nutrition and Sante
ABN Amro Capital France, L Capital
Management
$247.3* 0.8x NA
11/14/2005 National Business Furniture K+ K America Corporation $82.0* 0.7x 18.0x
07/08/2005 GT Brands LLC Gaiam Inc. $112.2 0.8x 24.9x
06/06/2005 Solgar NBTY $115.0* 1.1x NA
05/19/2005 Crosstown Traders, Inc. Charming Shoppes, Inc $371.9 0.8x 13.3x
04/15/2004 Leiner Health Products Golden Gate Capital $840.2 1.3x 10.0x
03/03/2004 Pure Encapsulations Atrium Innovations $38.0* 1.9x 5.4x
03/30/2004 Jafra SA Vorwerk & Co. $519.7 1.4x 11.3x
06/10/2003 Rexall Sundown NBTY $250.0* 0.6x NA
03/10/2003 Miles Kimball Blyth $65.0* 0.5x NA
Mean: 1.1x 12.0x
Median: 0.9x 11.3x
Stripped Mean: 1.0x 11.5x